UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

AJIA INNOGROUP HOLDINGS, Ltd.
(Exact name of Registrant as specified in its charter)

Nevada	000-1650739	82-1063313
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices, including zip code)

(702) 360-0652

(Registrant's telephone number, including area code)

____________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐  Yes ☒  No

Item 5.02 Appointment of Executive Director and Independent and Non-Executive Director

On April 1, 2022 Mr. Kwai Lam Wong (Mr. Wong) was appointed as the Company’s Executive Director and President and Chief Executive Officer (CEO).  Mr. Kin Chung TAM (Mr. Tam) was appointed as the Company’s Independent and Non-Executive Director. In order to improve the Company’s business operations and marketing strages.

Mr. Zhi Qiang Liang concurrently resigned from the position of Executive Director and President with this appointment.

Mr. Kwok Fai YIP, Thomas (Mr. Yip) concurrently resigned from the position of Executive Director and Chief Executive Officer (CEO).

Mr. Hung Hin Leung (Mr. Leung) concurrently resigned from the position of Independent and Non-Executive Director.

With this reorganization of the Board composition, Mr. Wong shall devote more time and efforts in the Company’s operations. Thereby, the Board believes that the above restructurings will enhance the Company’s capabilities to expand the Company’s businesses and enhance its profitability in future.

Mr. Wong, 61, obtaining Doctorate of Philosophy at the University of California, Los Angeles, Mr. Wong has had over 30 years of experience working and leading the media sector in Hong Kong, Toronto, and Vancouver.  In the mid 1970’s, Mr. Wong gained further proficiency training in presentation techniques with the National Broadcasting School in England.

Mr. Wong is a professional public speaker and trainer, with courses specializing in sales and communication skills, human relationships, and crisis management.  He has conducted seminars and workshops for many organizations and education institutes in Hong Kong including the Mass Transit Railway (MTR), Hong Kong Television Broadcasting Ltd. (TVB), Hong Kong Jockey Club, Hong Kong and Shanghai Bank (HSBC), Bank of China, Cathay Pacific Airways Ltd., Hong Kong University, various government departments including the Hong Kong Police and Hong Kong Customs and Excise Department, and numerous other organizations in the insurance and real estate industries.

In 1982, Mr. Wong founded the Hong Kong COMMA Society, which is an association formed with many notable public figures in Hong Kong focusing on the art of public speaking and interpersonal communication.  Since then, Mr. Wong has published a score of books dealing with topics such as interpersonal relationships, positive lifestyles, personal growth, the art of public speaking, and crisis management.  Dr. Wong also regularly publishes articles in the newspapers and magazines in Hong Kong.

Mr. Wong is widely known for his dynamic speeches and rich training and lecture experience.  He now mostly does corporate training and consulting for large firms in Hong Kong.

Mr. Tam, 32, possess bachelor Degree from Victoria University of Wellington New Zealand since 2014. He is handle on market development, promotion, operation and management for long time. Nowadays, he is founder Brand Production Limited in Hong Kong and director Create Sth Marketing Limited in Hong Kong, lead the Company to profitable growth for 3 years.

Mr. Tam was invited to join the senior executive team of GoFun Group since 2018, and contributed his valuable marketing and management experience to the Group.

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Item 4.01 Change In Registrant’s Certifying Accountant

The Board of Directors of AJIA. (the "Company"), acting as the Company’s Audit Committee, announces that it has appointed J&S Associate (“J&S”) as the Company’s independent auditor for the 2022 fiscal year ending June 30, 2022, replacing TOTAL ASIA ASSOCIATES PLT. (“TATP”). J&S’s address is Unit B2-2-2 Solaris Dutamas 1, Jalan Dutamas 1, 50480, Kuala Lumpur, Malaysia.

This action effectively terminates the Company's engagement of TATP for the fiscal year ending June 30, 2022. Through the date of this Form 8-K, there have been no disagreements with TATP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to TATP’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports. For the year ended June 30, 2021 and 2022 and through the date of this Form 8-K, there were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided TATP with a copy of this form 8-K and the Company has requested that TATP furnish a letter addressed to the Commission stating whether they agree with the statements above.

For the years ended June 30, 2021 and 2022 and through the date of this form 8-K, neither the Company nor anyone acting on the Company's behalf consulted J&S with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K. J&S has been asked to review this disclosure and J&S has been provided an opportunity to furnish a letter to the SEC containing any new information, clarification, or disagreement with the statements made herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Elaine Wan Yin Ling
Title:	Director, Secretary and Treasurer

Date:	04-01-2022

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